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                                                                    EXHIBIT 5.01
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                      [Letterhead of Fenwick & West LLP]


                                  May 18, 1998

Asymetrix Learning Systems, Inc.
110-110th Avenue NE
Bellevue, Washington 98004

Gentlemen/Ladies:

     At your request, we have examined the Registration Statement on Form S-1 (File No. 333-49037) (the "Registration Statement") filed by you with the Securities and Exchange Commission (the "Commission") on April 1, 1998, as subsequently amended, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 3,450,000 shares of your Common Stock (the "Stock"), all of which shares are expected to be sold by you. The Stock is to be sold to the underwriters named in the Registration Statement for resale to the public.

     In rendering this opinion, we have examined the following:

     (1) the Registration Statement, together with the Exhibits filed as a part thereof;

     (2) your registration statement on Form 8-A filed with the Commission on May 18, 1998;

     (3)  the Prospectus prepared in connection with the Registration Statement;

     (4) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in your minute books that are in our possession;

     (5)  the stock records that you have provided to us; and

     (6) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the legal capacity of all natural persons executing the same,
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Asymetrix Learning Systems, Inc.
May 18, 1998
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the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information included in the documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts
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that would lead us to believe that the opinion expressed herein is not accurate.

     We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America and the State of California and (without reference to case law or secondary sources) the existing Delaware General Corporation Law.

     Based upon the foregoing, it is our opinion that the up to 3,450,000 shares of Stock to be issued and sold by you, when issued and sold in accordance in the manner referred to in the Prospectus associated with the Registration Statement, will be validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

     This opinion speaks only as of its date and is intended solely for the your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.

                              Very truly yours,

                              FENWICK & WEST LLP

                              By:  /s/ Fenwick & West LLP
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